UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 20, 2012
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 20, 2012, Hewlett-Packard Company (“HP”) issued a press release relating to its fiscal quarter and fiscal year ended October 31, 2012 entitled “HP Reports Fourth Quarter and Full Year 2012 Results.” The text of this press release, with the related GAAP consolidated condensed statements of earnings, GAAP consolidated condensed balance sheets, adjustments to certain GAAP financial information, GAAP consolidated condensed statements of cash flows, certain segment and business unit information, and certain additional financial information, is furnished herewith as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), solely as a result of being included in Exhibit 99.1.

HP’s GAAP consolidated condensed statements of earnings for the fiscal quarter and fiscal year ended October 31, 2012, HP’s GAAP consolidated condensed balance sheet as of October 31, 2012, and certain segment financial results for the fiscal quarter and fiscal year ended October 31, 2012 also are filed herewith as Exhibit 99.2. The information in Exhibit 99.2 is filed for purposes of Section 18 of the Exchange Act and therefore may be incorporated by reference into filings under the Securities Act.

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for HP’s fiscal quarter and fiscal year ended October 31, 2012 and prior periods is included in the tables that are a part of Exhibit 99.1. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Information” in Exhibit 99.1. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, cash and cash equivalents or cash flow from operations prepared in accordance with GAAP.

Item 8.01	Other Events.

   Following the completion of its annual review of its goodwill and purchased intangible assets for impairment, on November 20, 2012, HP announced that it recorded a non-cash charge for the impairment of goodwill and intangible assets within its Software segment of approximately $8.8 billion in the fourth quarter of its 2012 fiscal year.  The majority of this impairment charge relates to accounting improprieties and disclosure failures at Autonomy Corporation plc (“Autonomy”) that occurred prior to HP’s acquisition of Autonomy, misrepresentations made to HP in connection with its acquisition of Autonomy, and the impact of those improprieties, failures and misrepresentations on the expected future financial performance of the Autonomy business over the long-term. The balance of the impairment charge relates to the recent trading value of HP stock.  HP does not expect the impairment charge to result in any future cash expenditures.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1
Text of HP’s press release relating to its fiscal quarter and fiscal year ended October 31, 2012 entitled “HP Reports Fourth Quarter and Full Year 2012 Results,” with the related GAAP consolidated condensed statements of earnings, GAAP consolidated condensed balance sheets, adjustments to certain GAAP financial information, GAAP consolidated condensed statements of cash flows, segment financial results, statements of business unit revenue and certain additional financial information (furnished herewith).

Exhibit 99.2
HP’s GAAP consolidated condensed statements of earnings for the fiscal quarter and fiscal year ended October 31, 2012, HP’s GAAP consolidated condensed balance sheet as of October 31, 2012, and segment financial results for the fiscal quarter and fiscal year ended October 31, 2012 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: November 20, 2012	By:	/s/ John F. Schultz
	Name:	John F. Schultz
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1
Text of HP’s press release relating to its fiscal quarter and fiscal year ended October 31, 2012 entitled “HP Reports Fourth Quarter and Full Year 2012 Results,” with the related GAAP consolidated condensed statements of earnings, GAAP consolidated condensed balance sheets, adjustments to certain GAAP financial information, GAAP consolidated condensed statements of cash flows, segment financial results, statements of business unit revenue and certain additional financial information (furnished herewith).

Exhibit 99.2
HP’s GAAP consolidated condensed statements of earnings for the fiscal quarter and fiscal year ended October 31, 2012, HP’s GAAP consolidated condensed balance sheet as of October 31, 2012, and segment financial results for the fiscal quarter and fiscal year ended October 31, 2012 (filed herewith).